                                                                    EXHIBIT 10.1






                FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT



              This Amendment, dated as of May 12, 2000, is made by and between The Sportsman's Guide, Inc., a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Lender").

                                    Recitals

              The Borrower and the Lender have entered into Credit and Security Agreement dated as of December 27, 1999 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

              The Borrower has requested that the Lender waive certain Events of Default and amend certain provisions of the Credit Agreement, which the Lender is willing to do pursuant to the terms and conditions set forth herein.

              NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

              1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

              "`Gross Equity Proceeds' means the gross cash proceeds actually received by the Borrower from sale of additional common or preferred stock or convertible instruments in the Borrower."

              "`First Amendment Effective Date' means the date the First Amendment to Credit and Security Agreement and Waiver of Defaults by and between the Borrower and the Lender becomes effective."

              "`Floating Rate' means an annual rate equal to the Prime Rate plus the Margin, which annual rate shall change when and as the Prime Rate changes."

              "`Margin' means an amount determined pursuant to Section 2.7(a) that is added to the Prime Rate to determine the Floating Rate."

              2. Margin. Section 2.7(a) of the Credit Agreement is amended to read as follows:

              "(a)   MARGIN. The interest rate margin ("Margin") to be added to the Prime Rate shall be determined as follows:

                     (i) from the First Amendment Effective Date to the earlier of May 19, 2000 or the date the Borrower receives Gross
             Equity Proceeds of at least $3,300,000, "Margin" means negative one quarter of one percent (-0.25%);

                     (ii) if the Borrower receives Gross Equity Proceeds of at least $3,300,000 on or after the First Amendment Effective Date but on or before May 19, 2000, "Margin" means negative one quarter of one percent (-0.25%);

                     (iii) if the Borrower fails to receive Gross Equity Proceeds of at least $3,300,000 on or after the First Amendment Effective Date but on or before May 19, 2000, "Margin" means zero percent (0%) as of May 19, 2000, subject to change when the Lender receives and approves the Borrower's audited financial statements for its fiscal year ending on or about December 31, 2000 (the "Year 2000 Financial Statements"), at which time the Margin shall be adjusted, effective as of the first day of the Borrower's 2001 fiscal year, as follows: if the Year 2000 Financial Statements show that the Borrower's Net Income was:

                     (A) less than $(1,000) but greater than or equal to $(500,000), "Margin" shall mean one quarter of one percent (0.25%); and

                     (B) less than $(500,000) but greater than or equal to $(1,000,000), "Margin" means one half of one percent (0.5%);

                     (C) greater than $1,000,000, "Margin" means negative one half of one percent (-0.50%);

              otherwise, the Margin shall remain unchanged. If the Margin is increased according to the foregoing and the Borrower is thus determined to have underpaid interest since the beginning of its 2001 fiscal year, the Borrower shall pay such deficiency on demand."

              3. Financial Covenants. Section 6.15 of the Credit Agreement is to read as follows:

              Section 6.15 Minimum Fiscal Year-To-Date Net Income. The Borrower will achieve fiscal year-to-date Net Income, determined as of the end of each fiscal quarter ending on or about the dates listed below, of not less than the amount set forth opposite such date:



            Date                          Minimum Fiscal Year-To-Date Net Income
            ----                          --------------------------------------
          3/31/2000                                 $(950,000)

          6/30/2000                                $(2,000,000)

          9/30/2000                                $(2,500,000)

         12/31/2000                   $(1,000,000);provided, however, if the
                                      Borrower receives Gross Equity Proceeds
                                      of not less than $3,300,000 on or before
                                            May 19, 2000, $(2,000,000)


              4. Compliance Certificate. Exhibit B to the Credit Agreement is to read as Exhibit B attached hereto.

              5. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

              6.     Waiver of Default. The Borrower is in default of Section
6.15 the Credit Agreement because its actual Net Income for its fiscal quarter ending on or about March 31, 2000 was $(922,000) instead of the required amount (before amendment pursuant to this Amendment) of not less than $(300,000). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives such default. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

              7. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $35,000 in consideration of the Lender's execution of this Amendment.

              8. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 6 hereof, shall be effective when the Lender shall have received an executed original hereof, together with payment of the fee described in Paragraph 7.

              9. Representations and Warranties. The Borrower hereby represents warrants to the Lender as follows:

              (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

              (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

              (c)    Except for the representations and warranties contained in
         Section 5.2 as such representations and warranties specifically relate to the Gross Equity Proceeds disclosed to the Lender prior to the date of this Agreement and as contemplated by this Agreement, all of the representations and warranties contained in Article V of the Credit Agreement, are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

              10. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents.

              11. No Other Waiver. Except as set forth in Paragraph 6 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

              12. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

              13. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 7 hereof.

              14. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NORWEST BANK MINNESOTA,                   THE SPORTSMAN'S GUIDE, INC.
 NATIONAL ASSOCIATION


By  /s/ Perry T. Larson                   By  /s/ Charles B. Lingen
    --------------------------------          -------------------------------
    Perry T. Larson                           Charles B. Lingen
    Its Vice President                        Its Chief Financial Officer

                                                    Exhibit B to First Amendment
                                                to Credit and Security Agreement


                             COMPLIANCE CERTIFICATE

To:           Brian Fitzpatrick
              Norwest Bank Minnesota, National Association

Date:                           , 200

Subject:      The Sportsman's Guide, Inc.
              Financial Statements

              In accordance with our Credit and Security Agreement dated as of December 27, 1999 (the "Credit Agreement"), attached are the financial statements of The Sportsman's Guide, Inc. (the "Borrower") as of and for
                , 200   (the "Reporting Date") and the year-to-date period then
ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

              I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition and the results of its operations as of the Reporting Date.

              Events of Default. (Check one):

       [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

       [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.7(d) the Lender may impose the Default Rate at any time during the resulting Default Period.

              Financial Covenants. I further hereby certify as follows:

              1.     Maximum Debt to Book Net Worth Ratio. Pursuant to Section
         6.13 of the Credit Agreement, as of the Reporting Date, the ratio of
         the Borrower's Debt to its Book Net Worth was       to 1.00 which [ ]
         satisfies [ ] does not satisfy the requirement that such ratio be no
         more than        to 1.00 on the Reporting Date as set forth in table
         below:



                   Date                Maximum Debt to Book Net
                   ----                ------------------------
                                             Worth Ratio
                                             -----------
                3/31/2000                     2.25 to 1.00

                6/30/2000                     2.25 to 1.00

                9/30/2000                     2.50 to 1.00

                12/31/2000                    2.00 to 1.00


              2. Minimum Net Income. Pursuant to Section 6.15 of the Credit Agreement, the Borrower's fiscal year-to-date Net Income as of the
         Reporting Date was $            , which [ ] satisfies [ ] does not
         satisfy the requirement that such amount be not less than
         $              during such period as set forth in table below:


            Date                          Minimum Fiscal Year-To-Date Net Income
            ----                          --------------------------------------
          3/31/2000                                 $(950,000)

          6/30/2000                                $(2,000,000)

          9/30/2000                                $(2,500,000)

         12/31/2000                    $(1,000,000);provided, however, if the
                                       Borrower receives Gross Equity Proceeds
                                       of not less than $3,300,000 on or before
                                              May 19, 2000, $(2,000,000)


              3. Minimum Pre-Tax Net Income per Accounting Period. Pursuant to Section 6.14, for the Accounting Period ending on the Reporting
         Date, the Borrower's Net Income plus Tax Expense was $            ,
         which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $(500,000) during such Accounting Period.

              4. Maximum Inventory Days. Pursuant to Section 6.16 of the Credit Agreement, as of the end of the Reporting Date, the turnover
         rate for Inventory was          Inventory Days which [ ] satisfies [ ]
         does not satisfy the requirement that such amount be not more than 175 Inventory Days.

              5. Capital Expenditures. Pursuant to Section 7.11 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the
                       year ended               , 199   , for Capital
         Expenditures, $                   in the aggregate and at most
         $               in any one transaction, which [ ] satisfies

         [ ] does not satisfy the requirement that such expenditures not exceed
         $3,000,000 in the aggregate and $            for any one transaction
         during such year.

              6. Salaries. As of the Reporting Date, the Borrower [ ] is [ ] is not in compliance with Section 7.18 of the Credit Agreement concerning salaries.

              Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.


                                            THE SPORTSMAN'S GUIDE, INC.

                                            By
                                               ------------------------------
                                               Its
                                                   --------------------------



















                                      -3-